Exhibit 99.2

CONSOLIDATED FINANCIAL STATEMENTS

Panhandle Wind Holdings LLC

March 1, 2013 (Date of Inception) to December 31, 2013

With Report of Independent Auditors

Panhandle Wind Holdings LLC

Consolidated Financial Statements

March 1, 2013 (Date of Inception) to December 31, 2013

Report of Independent Auditors

The Members

Panhandle Wind Holdings LLC

We have audited the accompanying consolidated financial statements of Panhandle Wind Holdings LLC (the Company), which comprise the consolidated statement of financial position as of December 31, 2013, and the related consolidated statement of operations and comprehensive loss, changes in members’ capital, and cash flow for the period from March 1, 2013, the date of inception, to December 31, 2013, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Panhandle Wind Holdings LLC at December 31, 2013, and the consolidated results of its operations and its cash flows for the period from March 1, 2013, the date of inception, to December 31, 2013 in conformity with U.S. generally accepted accounting principles.

May 1, 2014

Panhandle Wind Holdings LLC

Consolidated Statement of Financial Position

December 31, 2013

(In Thousands of U.S. Dollars)

Assets
Current assets:
Cash and cash equivalents	$248
Prepaid expenses and other current assets	5,351
Deferred financing costs, net of accumulated amortization of $3,724	7,495

Total current assets	13,094

Turbine advances	43,670
Construction in progress	163,966
Property, plant and equipment	1,967

Total assets	$222,697

Liabilities and members’ capital
Current liabilities:
Accounts payable and other accrued liabilities	$30
Accrued construction costs	23,684
Short-term debt	114,552

Total current liabilities	138,266

Asset retirement obligation	1,907

Total liabilities	140,173

Members’ capital:
Capital	83,060
Accumulated loss	(1,381)

Total members’ capital before noncontrolling interest	81,679
Noncontrolling interest	845

Total members’ capital	82,524

Total liabilities and members’ capital	$222,697

See accompanying notes to consolidated financial statements.

Panhandle Wind Holdings LLC

Consolidated Statement of Operations and Comprehensive Loss

March 1, 2013 (Date of Inception) to December 31, 2013

(In Thousands of U.S. Dollars)

Revenue:
Electricity sales	$—

Total revenue	—

Operating expenses:
General and administrative	16

Total operating expenses	16

Operating loss	(16)

Other expense:
Interest expense	(1,379)

Total other expense	(1,379)

Net and comprehensive loss	(1,395)

Net and comprehensive loss attributable to noncontrolling interest	(14)

Net and comprehensive loss attributable to controlling interest	$(1,381)

See accompanying notes to consolidated financial statements.

Panhandle Wind Holdings LLC

Consolidated Statement of Changes in Members’ Capital

March 1, 2013 (Date of Inception) to December 31, 2013

(In Thousands of U.S. Dollars)

	Controlling Interest			Noncontrolling Interest
		Accumulated			Accumulated		Total
	Capital	Loss	Total	Capital	Loss	Total	Capital
Balances at March 1, 2013	$—	$—	$—	$—	$—	$—	$—
Assignment of membership interest from Pattern Renewables LP	234	—	234	2	—	2	236
Capital contributions	92,637	—	92,637	883	—	883	93,520
Capital distributions	(9,811)	—	(9,811)	(26)	—	(26)	(9,837)
Net and comprehensive loss	—	(1,381)	(1,381)	—	(14)	(14)	(1,395)

Balances at December 31, 2013	$83,060	$(1,381)	$81,679	$859	$(14)	$845	$82,524

See accompanying notes to consolidated financial statements.

Panhandle Wind Holdings LLC

Consolidated Statement of Cash Flows

March 1, 2013 (Date of Inception) to December 31, 2013

(In Thousands of U.S. Dollars)

Operating activities
Net loss	$(1,395)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of financing costs	851
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(521)
Accounts payable and other accrued liabilities	(175)

Net cash used in operating activities	(1,240)

Investing activities
Capital expenditures	(180,659)

Net cash used in investing activities	(180,659)

Financing activities
Contributions from controlling interest	92,637
Contributions from noncontrolling interest	883
Distributions to controlling interest	(9,811)
Distributions to noncontrolling interest	(26)
Proceeds from issuance of short-term debt	114,552
Payment of deferred equity issuance costs	(4,884)
Payment of deferred financing costs	(11,204)

Net cash provided by financing activities	182,147

Net change in cash and cash equivalents	248
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$248

Schedule of non-cash activities
Capitalized interest to short-term debt	351
Capitalized commitment fee to short-term debt	681
Accrued construction in progress costs	23,684
Amortization of deferred financing costs - included as construction in progress	2,873
Amortization of prepaid expenses and other current assets - included as construction in progress	480
Change in property, plant and equipment	1,907
Capitalized interest - included as construction in progress	351
Accrued deferred financing costs	15
Non-cash capital contributions from Pattern Renewables LP	236

See accompanying notes to consolidated financial statements.

Panhandle Wind Holdings LLC

Notes to Consolidated Financial Statements

December 31, 2013

1. Business

Panhandle Wind Holdings LLC (Panhandle Wind Holdings or the Company), a Delaware limited liability company, was formed on March 1, 2013. Panhandle Wind Holdings is a wholly-owned subsidiary of Pattern Renewables LP (Pattern Renewables), a wholly-owned subsidiary of Pattern Energy Group LP (Pattern Development). Pattern Renewables contributed net assets with a carrying value of approximately $0.2 million for membership interest in the Company and its subsidiaries. As this transaction was between entities under common control, the transaction was recorded at historical carrying value. Panhandle Wind Holdings owns 100% of Panhandle B Holdco LLC, which owns 100% of Panhandle B Member LLC, which owns 99% of the membership interests of Pattern Panhandle Wind LLC (Panhandle Wind). Panhandle Alternate B Member LLC, a wholly-owned indirect subsidiary of Pattern Development, owns the remaining 1% of the membership interests of Panhandle Wind. Pattern Renewables and Panhandle Alternate B Member LLC are collectively referred to as the Members.

Panhandle Wind is constructing a 218 megawatt (MW) (unaudited) capacity wind electricity generating plant (the Facility), which utilizes 118 General Electric Company (GE) turbines (unaudited). The Facility is expected to commence full commercial operations in the second quarter of 2014 (COD). The Facility will deliver 100% of the electricity it generates into the Texas wholesale spot market managed by the Electric Reliability Council of Texas (ERCOT) of which approximately 77% of the expected electricity output will be sold to Citigroup Energy Inc. (Citigroup Energy) under a physical power sales agreement (the Electricity Sales Agreement) for a term of approximately 13 years, which commences on November 1, 2014. Any additional electricity produced will be sold to ERCOT at spot market prices. The Electricity Sales Agreement requires that electricity be delivered at specified hourly levels at a fixed price and at a delivery location separate from the Facility’s interconnection point. Prior to November 1, 2014, the Facility will sell its electricity to ERCOT at spot market prices.

The Members shall not be required to make additional capital contributions, or have any personal liability with respect to the liabilities or the obligations of the Company.

2. Summary of Significant Accounting Policies

Basis of Presentation and Use of Estimates

The accompanying consolidated financial statements are presented using United States generally accepted accounting principles (U.S. GAAP). Upon consolidation, all intercompany accounts and transactions are eliminated. The consolidated financial statements include the accounts and operations of the Company and its wholly-owned subsidiaries. The preparation of U.S. GAAP basis consolidated financial statements requires management to make certain estimates and assumptions that affect the reported amounts and disclosures in the consolidated financial statements and the reported amounts of assets and liabilities, and to disclose contingent assets

Panhandle Wind Holdings LLC

Notes to Consolidated Financial Statements

December 31, 2013

2. Summary of Significant Accounting Policies (continued)

and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Because the use of estimates is inherent in the financial reporting process, actual results could differ from those estimates.

The Company has no items of other comprehensive income and, therefore, net loss and net and comprehensive loss are equal.

Noncontrolling Interests

Noncontrolling interests represent that portion of net assets in a subsidiary not attributable, directly or indirectly, to Panhandle Wind Holdings. Panhandle Wind Holdings indirectly owns 99% of Panhandle Wind, with Panhandle Alternate B Member LLC owning the remaining 1% of Panhandle Wind. The Company consolidates Panhandle Wind and allocates its earnings based on the equity ownership percent, and presents Panhandle Alternate B Member LLC as a noncontrolling interest in the consolidated financial statements of the Company.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash in banks and highly liquid investments with original maturities of three months or less.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash and cash equivalents with high-quality institutions.

Deferred Financing Costs

Financing costs incurred in connection with obtaining construction and term financing are deferred and amortized over the lives of the respective loans using the effective-interest method. Amortization of deferred financing costs is capitalized to construction in progress prior to COD and recorded as interest expense in the consolidated statement of operations and comprehensive loss following COD.

Panhandle Wind Holdings LLC

Notes to Consolidated Financial Statements

December 31, 2013

2. Summary of Significant Accounting Policies (continued)

Turbine Advances

Turbine advances represent amounts advanced to the turbine supplier for the manufacture of wind turbines in accordance with the turbine supply agreement and for which the Company has not taken title. Turbine advances are reclassified to construction in progress when the Company takes legal title to the related turbines and are reclassified to property, plant and equipment when the Facility achieves commercial operations. Depreciation does not commence until the project enters commercial operations and the Facility is placed in service.

Construction in Progress

Construction in progress represents the accumulated costs of projects in construction. Construction costs include turbines for which the Company has taken legal title, civil engineering, electrical and other related costs. Other capitalized costs include reclassified deferred development costs, amortization of intangible assets, amortization of deferred financing costs, capitalized interest and other costs required to place a project into commercial operations. Construction in progress is reclassified to property, plant and equipment when the project begins commercial operations.

Asset Retirement Obligation

The Company records an asset retirement obligation for the estimated cost of decommissioning the turbines, removing above-ground installations, and restoring the site at a date that is 20 years from the COD.

Income Taxes

The accompanying consolidated financial statements of the Company reflect no provision or liability for income taxes because profits and losses of the Company are allocated to the Members and are includable in the income tax return of the Members.

Income and losses for tax purposes may differ from the consolidated financial statement amounts and the Members’ capital reflected in the accompanying consolidated financial statements does not necessarily represent the Members’ tax basis.

Revenue Recognition

The Facility will sell the electricity it generates to Citigroup Energy under the terms of the Electricity Sales Agreement, and to ERCOT. Revenue will be recognized as electricity is delivered.

Panhandle Wind Holdings LLC

Notes to Consolidated Financial Statements

December 31, 2013

2. Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

The fair values of the Company’s financial instruments (including such items in the consolidated financial statement captions as cash and cash equivalents, prepaid expenses and other current assets, accounts payable and other accrued liabilities, accrued construction costs and asset retirement obligation) approximate their carrying or contract values based on their nature and terms. The Company’s debt is variable rate, and its carrying value approximates fair value.

3. Prepaid Expenses and Other Current Assets

The following table presents the components of prepaid expenses and other current assets (in thousands) at December 31, 2013:

Prepaid expenses and other current assets	$467
Deferred equity issuance costs	4,884

Total prepaid expenses and other current assets	$5,351

Deferred equity issuance costs represent costs that will be netted against capital contribution proceeds from new members which are expected to enter Panhandle Wind on the Equity Contribution Agreement Date. See Note 11, Members’ Capital.

4. Property, Plant, and Equipment

As of December 31, 2013, the aggregate cost of property, plant and equipment was as follows (in thousands):

Land	$60
Asset retirement obligation	1,907

Subtotal	1,967
Less: accumulated depreciation	—

Property, plant and equipment	$1,967

5. Turbine Warranty

The Company received a warranty from the turbine manufacturer for a two-year period that terminates two years from the commissioning of each turbine that covers all equipment provided by GE under the turbine supply agreement.

Panhandle Wind Holdings LLC

Notes to Consolidated Financial Statements

December 31, 2013

6. Debt

On August 19, 2013, the Company entered into a $310.7 million construction loan financing agreement which includes a $219.3 million construction loan (the Loan), $71.0 million in letters of credit in favor of Citigroup Energy under the Electricity Sales Agreement until COD, and a $20.4 million letter of credit which will be outstanding until COD in favor of the transmission company related to construction of the interconnection of the Facility to the ERCOT system.

The Loan is a variable rate loan, and the Company’s interest rate at December 31, 2013 is 2.25% based on the LIBO rate in effect at December 31, 2013 plus a margin of 2.0%. The Company pays a 2.0% letter of credit fee on the outstanding portion of the letters of credit. As of December 31, 2013, $91.5 million of letters of credit have been issued. For the period ended December 31, 2013, the Company has incurred a total of $1.6 million in interest expense and letter of credit fees, of which $1.1 million has been capitalized to construction in progress on the consolidated statement of financial position and, of which, $0.5 million has been recorded in interest expense on the consolidated statement of operations and comprehensive loss.

For the period ended December 31, 2013, the Company incurred a total of $11.2 million in deferred financing costs. The Company amortized a total of $3.7 million for the period ended December 31, 2013, of which $2.8 million has been capitalized to construction in progress on the consolidated statement of financial position and, of which, $0.9 million has been recorded in interest expense on the consolidated statement of operations and comprehensive loss.

The Loan and the letters of credit all have a maturity date that is the earlier of December 1, 2014 or a date that is four months after the substantial completion date, or the Equity Contribution Date as discussed in Note 11, Members’ Capital.

Collateral for the Loan includes the Facility, the Company’s other assets, its contractual rights, and cash or letters of credit on deposit with the depository agent as well as the shares of Panhandle Wind.

In August 2013, the Company entered into a financing agreement for $23.5 million (the Back Leverage Loan) with a term of seven and a quarter years from the funding date, which is anticipated to be drawn at the time of the repayment of the Loan and the Equity Contribution Date assuming all conditions precedent, as defined in the Back Leverage Loan, are met by the Company. The Back Leverage Loan is a variable rate loan and will incur interest at LIBO plus 3.25% for the first three years, 3.50% for years four through six, and 3.75% for the remainder of the term of the loan. Under the terms of the Back Leverage Loan, principal and interest will be paid quarterly, with the first interest payment scheduled for September 30, 2014 and the first principal payment being June 30, 2015.

Panhandle Wind Holdings LLC

Notes to Consolidated Financial Statements

December 31, 2013

6. Debt (continued)

The Company must maintain a debt service coverage ratio of 1.25, as defined in the Back Leverage Loan, and be in compliance with other covenants described in the Back Leverage Loan in order to make distributions to the Members should the Back Leverage Loan be drawn by the Company.

7. Asset Retirement Obligation

The Company’s asset retirement obligation is the estimated cost of decommissioning the turbines, removing above-ground installations, and restoring the site at a date that is 20 years from the COD.

Activity in this liability account through December 31, 2013 was as follows (in thousands):

Asset retirement obligation at March 1, 2013	$—
Established asset retirement obligation	1,907
Accretion expense	—

Asset retirement obligation at December 31, 2013	$1,907

8. Risk Management

The Company’s Facility is located in an area of Texas that is subject to tornados, and it could potentially be subject to damages from these natural events. To mitigate the risk, the Company maintains property damage insurance coverage, which it believes is adequate.

9. Commitments and Contingencies

Panhandle Wind entered into the Electricity Sales Agreement with Citigroup Energy. The Facility will deliver 100% of the electricity it generates into the Texas wholesale spot market managed by ERCOT of which approximately 77% of the expected electricity output will be sold to Citigroup Energy under the Electricity Sales Agreement for a term of approximately 13 years, which commences on November 1, 2014. Any additional electricity produced will be sold to ERCOT at spot market prices. The Electricity Sales Agreement requires that electricity be delivered at specified hourly levels at a fixed price, and at a delivery location separate from the Facility’s interconnection point. Prior to November 1, 2014, the Facility will sell its power to ERCOT at spot prices.

Panhandle Wind Holdings LLC

Notes to Consolidated Financial Statements

December 31, 2013

9. Commitments and Contingencies (continued)

Under the terms of the Electricity Sales Agreement, should Panhandle Wind’s net revenue fall short of the specified monthly delivery quantities at the fixed electricity price for a monthly period, the Company will be able to borrow such shortfall from Citigroup Energy up to a cumulative amount of $20.0 million. In addition, should Panhandle Wind’s net revenue be in excess of the specified monthly delivery quantities at the fixed electricity price for a monthly period, such excess will be first used to repay any amounts borrowed from Citigroup Energy and then to fund a restricted cash collateral account up to a maximum amount of $5.0 million.

As collateral for the Electricity Sales Agreement, Citigroup Inc. has issued a guarantee to the Company to guaranty Citigroup Energy’s performance under the Electricity Sales Agreement. In addition, the Company has pledged the Facility and Panhandle Wind’s other assets, its contractual rights, and cash as collateral for its performance under the Electricity Sales Agreement after COD and has provided $71.0 million of letters for credit to Citigroup Energy until COD.

Panhandle Wind entered into an agreement for the supply of 118 GE wind turbine generators and other specified equipment for the construction of the Facility. Panhandle Wind entered into an agreement for the assembly and erection of the wind turbine generators and construction of the Facility, including the procurement of the materials and other equipment necessary to complete the construction of the Facility. Our remaining total commitments on these contracts are $64.5 million.

Panhandle Wind has entered into an agreement with an affiliate of GE to provide turbine maintenance service after COD. The contract includes a total base price of $32.5 million and includes provisions for bonus and liquidated damage payments based on specified availability and performance measures. As of December 31, 2013, the Company has not incurred any cost under this agreement.

Panhandle Wind entered into an interconnection agreement (the Interconnection Agreement) with Cross Texas Transmission, LLC (Cross Texas Transmission) for the interconnection of the Facility to ERCOT. Under the terms of the Interconnection Agreement, Cross Texas Transmission is required to design and construct the interconnection facility according to the specifications of the Interconnection Agreement. The Company was required to post a letter of credit of approximately $20.4 million in favor of Cross Texas Transmission to cover their construction costs under the Interconnection Agreement if the Company has not achieved commercial operation of the power plant within one year after the scheduled COD.

Panhandle Wind entered into land easements for the land where the wind farm is located. The easements have a term of 40 years from 2014. Under the terms of the easements, the Company pays the landowners minimum rent payments totaling approximately $0.5 million per year. If during the term, the royalty payments exceed the minimum rent payments, the Company shall

Panhandle Wind Holdings LLC

Notes to Consolidated Financial Statements

December 31, 2013

9. Commitments and Contingencies (continued)

pay such excess to landowner as additional rent. The royalty payments consist of 4% of revenues for the first 10 years of the operation period, 5% of revenues for years 11 through 20, and 6% of revenues for each subsequent year.

The future minimum annual payments required for the easements at December 31, 2013, were as follows (in thousands):

For the year ending December 31,
2014	$31
2015	543
2016	548
2017	548
2018	548
Thereafter	20,045

Total	$22,263

10. Related-Party Transactions

Panhandle Wind entered into an administrative services agreement with Pattern Operators LP (Pattern Operators), an indirect, wholly-owned subsidiary of Pattern Energy Group Inc. which is a publicly traded company in which Pattern Development retains a controlling interest, in August 2013 for specified administrative services for a period of ten years from COD with automatic one year renewals unless notice of termination is provided by Pattern Operators or the Company. In addition, the contract may be terminated earlier if Panhandle Wind sells the Facility or the Company is no longer an affiliate of Pattern Operators. The base fee in the agreement is approximately $0.5 million per year, escalated annually for inflation. For the period ended December 31, 2013, Panhandle Wind has not incurred any expense under this agreement.

Panhandle Wind entered into a management operations and maintenance services agreement with Pattern Operators in August 2013 for specified operations and maintenance support for the Facility. The agreement has an initial term of ten years from COD and began on February 1, 2014. The agreement shall automatically be extended for a period of five years unless the Company or Pattern Operators issues a non-renewal notice. In addition, the contract may be terminated earlier if Panhandle Wind sells the Facility or the Company is no longer an affiliate of Pattern Operators. The agreement includes a base fee of approximately $0.7 million per year, 40% of which is contingent on the amount of distributions made to the members of Panhandle Wind that are not affiliates of Pattern Operators, escalated annually for inflation, and allows for reimbursement of expenses for work performed or costs incurred that are beyond the scope of the services included in the base fee. For the period ended December 31, 2013, Panhandle Wind has not incurred any expense under this agreement.

Panhandle Wind Holdings LLC

Notes to Consolidated Financial Statements

December 31, 2013

11. Members’ Capital

Panhandle B Member LLC owns 99% of the membership interests of Panhandle Wind and Panhandle Alternate B Member LLC owns the remaining 1% of the membership interests of Panhandle Wind. After COD and other specified conditions precedent are met (the Equity Capital Contribution Date), and pursuant to an equity capital contribution agreement, Panhandle B Member LLC intends to purchase 100% of the B units of Panhandle Wind, and two institutional investors intend to purchase the A units of Panhandle Wind and be admitted as noncontrolling members in the Company, the proceeds of which, along with any proceeds from borrowings on the Back Leverage Loan, would be used to repay the Loan. These institutional investors have provided guarantees to the Company related to their respective commitments under the equity capital contribution agreement.

12. Subsequent Events

The Company has evaluated subsequent events through May 1, 2014, which is the date these consolidated financial statements were available to be issued, and noted there were no subsequent events to disclose.

In April 2014, Pattern Energy Group Inc., which is a publicly traded company in which Pattern Development retains a controlling interest, agreed to acquire the Company from Pattern Development at COD, subject to normal conditions precedent.